                                                                   EXHIBIT 99(b)



                                   SIGNAL CORP

                                TABLE OF CONTENTS




Consolidated Balance Sheets as of June 30, 1998 and December 31, 1997

Consolidated Statements of Income for the Three and Six Months Ended June 30, 1998 and 1997

Consolidated Statements of Cash Flows for the Six Months Ended June 30, 1998 and 1997

Notes to Consolidated Financial Statements

                                    SIGNAL CORP
                                  AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEETS ($000'S)
                                    (UNAUDITED)


                                                       JUNE 30      DECEMBER 31
                                                         1998           1997
                                                      ---------     ----------
ASSETS:
Cash and due from banks                            $   44,557      $   34,393
Securities available for sale(a)                      368,476         348,468
Securities held to maturity(b)                         86,540          70,959
Other short term investments                           28,674          32,795
Loans held for sale                                    53,346          90,379
Loans and leases:
      Residential mortgage loans                      638,639         676,129
      Commercial loans                                 98,221          64,808
      Commercial mortgage loans                        94,653         101,582
      Commercial lease financing                       48,418          41,909
      Finance contracts                                11,978           4,585
      Manufactured housing loans                      168,070         110,827
      Consumer loans                                  177,063         175,871
      Allowance for credit losses                     (10,191)         (8,773)
                                                   ----------      ----------
      Net loans and leases                          1,226,851       1,166,938
Premises and equipment, net                            22,701          21,073
Intangible assets                                      30,065          32,062
Other assets                                           51,015          35,320
                                                   ----------      ----------
TOTAL ASSETS                                       $1,912,225      $1,832,387
                                                   ==========      ==========

LIABILITIES:
Deposits:
      Non-interest bearing demand                  $   64,656      $   52,545
      Interest bearing                              1,240,430       1,204,351
                                                   ----------      ----------
Total deposits                                      1,305,086       1,256,896
Short term borrowings                                  67,149         124,275
Long term borrowings                                  299,948         270,693
Company obligated mandatorily redeemable
      preferred securities                             50,000            --
Other liabilities                                      34,130          27,926
                                                   ----------      ----------
TOTAL LIABILITIES                                   1,756,313       1,679,790

SHAREHOLDERS' EQUITY:
      Preferred stock(C)                                9,917           9,917
      Common stock(d)                                  11,747          11,396
      Additional paid-in capital                       58,844          55,844
      Retained earnings                                76,032          75,947
      Treasury stock, at cost                          (1,565)         (1,751)
      Accumulated other comprehensive income              937           1,244
                                                   ----------      ----------
TOTAL SHAREHOLDERS' EQUITY                            155,912         152,597
                                                   ----------      ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY         $1,912,225      $1,832,387
                                                   ==========      ==========

(a) Amortized cost of $366,561 as of June 30, 1998 and $346,613 as of December 31, 1997.
(b) Market value of $86,520 as of June 30, 1998 and $71,059 as of December 31, 1997.
(c)Preferred stock, no par value; authorized 1,500,000 shares; Series B 428,342 and 429,892 issued and outstanding, respectively.
(d)Common stock, $1.00 par value; authorized 40,000,000 shares; 11,747,186 (net of 141,591 treasury shares), 11,396,056 (net of 396,431 treasury shares), respectively.


See accompanying notes to Consolidated Financial Statements.

                                   SIGNAL CORP
                                AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                         ($000'S EXCEPT PER SHARE DATA)
                                   (unaudited)

                                              THREE MONTHS ENDED    SIX MONTHS ENDED
                                                    JUNE 30              JUNE 30
                                             ------------------------------------------

                                                   1998       1997     1998        1997
                                             ------------------------------------------
INTEREST INCOME:
 Loans and leases                               $26,549    $20,373  $52,675      40,096
 Securities available for sale                    6,373      5,622   12,218      10,539
 Securities held to maturity                        914      1,482    2,077       2,728
 Other                                              566        305    1,398         549
                                             ------------------------------------------
Total interest income                            34,402     27,782   68,368      53,912
INTEREST EXPENSE:
Deposits                                         14,656     10,759   29,208      21,470
Short-term borrowings                               960      2,935    2,773       4,837
Long-term debt and mandatorily redeemable
     preferred securities                         6,177      4,465   11,410       8,400
                                             ------------------------------------------
Total interest expense                           21,793     18,159   43,391      34,707
                                             ------------------------------------------
NET INTEREST INCOME                              12,609      9,623   24,977      19,205
Provision for credit losses                       2,617        365    3,234         657
                                             ------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR
CREDIT LOSSES                                     9,992      9,258   21,743      18,548
NON-INTEREST INCOME
Manufactured housing income                       2,464      4,322    5,558       8,639
Mortgage banking income                           1,340        533    3,196       1,088
Customer service fee income                       2,056        783    3,814       1,828
Net securities gains                                 19         82       40          83
Other                                               894        179    2,632         288
                                             ------------------------------------------
Total non-interest income                         6,773      5,899   15,240      11,926
NON-INTEREST EXPENSE:
Personnel                                         6,223      4,108   12,268       8,208
Net occupancy expense                             1,307        841    2,691       1,672
Outside services, data processing and
communications                                    1,278        773    2,539       1,214
Professional fees                                   675        482    1,486         841
Amortization of intangibles                         660        314    1,306         665
Other                                             2,631      1,391    5,149       3,232
Nonrecurring expenses (a)                         7,336          -    7,336           -
                                             ------------------------------------------
Total non-interest expense                       20,110      7,909   32,775      15,832
                                             ------------------------------------------
INCOME (LOSS) BEFORE INCOME TAXES               (3,345)      7,248    4,208      14,642
Provision (benefit)for income taxes               (774)      2,346    1,831       5,037
                                             ------------------------------------------
NET INCOME (LOSS)                              $(2,571)     $4,902   $2,377       9,605
                                             ==========================================
Net income (loss)applicable to common stock    $(2,745)     $4,500   $2,028       8,796

NET INCOME (LOSS) PER COMMON SHARE:(b)
     Basic                                      $(0.24)      $0.51    $0.18       $1.01
     Diluted                                    $(0.24)      $0.42    $0.18       $0.82
------------------------------------------------------------------------------------------

Footnotes
---------
(a) Non-recurring expenses in 1998 reflect merger related costs incurred in connection with the Company's June 29, 1998 acquisition of First Shenango Bancorp, Inc. Total nonrecurring expenses amounted to $9.2 million ($6.3 million after-tax).
(b) Net income excluding nonrecurring merger costs amounted to $3,748 and $8,696 for the three and six months ended June 30, 1998, respectively. Net income per share excluding nonrecurring merger costs were as follows:

                                   THREE MONTHS ENDED       SIX MONTHS ENDED
                                        JUNE 30                 JUNE 30
                                   1998        1997      1998          1997
     Basic                        $0.32       $0.51     $0.74         $1.01
     Diluted                      $0.30       $0.42     $0.70         $0.82

See accompanying notes to Consolidated Financial Statements

                                   SIGNAL CORP
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)

FOR THE SIX MONTHS ENDED JUNE 30: ($000'S)                        1998           1997
                                                          ------------    -----------
OPERATING ACTIVITIES:
Net income                                                      $2,377         $9,605
Adjustments to reconcile net income to net cash provided
by operating activities:
     Provision for credit losses                                 3,234            657
     Depreciation, amortization and accretion                    3,709          1,556
     Employee stock ownership expense                            1,307            142
     Net securities gains                                         (40)           (83)
     Net gain on sales of loans                                (5,375)        (4,675)
     Proceeds from sales of loans held for sale                308,417        141,149
     Origination of loans held for sale                      (266,009)      (117,994)
     Increase in other assets                                  (9,342)        (9,695)
     Increase in other liabilities                               5,897          2,665
                                                          ------------    -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                       44,175         23,327

INVESTING ACTIVITIES:
Proceeds from calls, paydowns and maturities of                146,860         24,295
  securities available for sale
Proceeds from sales of securities available for sale            10,727          6,358
Purchases of securities available for sale                   (183,218)      (134,424)
Purchases of securities held to maturity                      (25,266)           (92)
Proceeds from maturities of securities held to maturity          9,685          7,389
Decrease in other short-term investments                         4,121          9,046
(Increase) in loans and leases                                (63,147)       (57,862)
Purchases of premises and equipment, net                       (4,030)        (1,815)
                                                          ------------    -----------
NET CASH USED BY INVESTING ACTIVITIES                        (104,268)      (147,105)

FINANCING ACTIVITIES:
Increase (decrease) in deposits                                 48,190        (7,334)
Net change in short-term borrowings                           (57,126)         55,392
Proceeds from issuance of mandatorily redeemable
   preferred securities                                         50,000             --
Net change in long-term borrowings                              29,255         70,280
Cash dividends paid                                            (2,348)        (2,315)
Purchases of treasury stock                                         --          (637)
Stock issued for options exercised and employee stock
   purchase plan                                                 2,286            600
                                                          ------------    -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                       70,257        115,986
                                                          ------------    -----------
INCREASE (DECREASE) IN CASH AND DUE FROM BANKS                  10,164        (7,792)
CASH AND DUE FROM BANKS AT BEGINNING OF YEAR                    34,393         27,830
CASH AND DUE FROM BANKS AT END OF PERIOD                       $44,557        $20,038
                                                          ============    ===========


See accompanying notes to Consolidated Financial Statements.

                                    SIGNAL CORP
                                  AND SUBSIDIARIES

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   JUNE 30, 1998

(1)   BASIS OF PRESENTATION

      The accompanying unaudited Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q. It is assumed that the readers of these interim financial statements have read or have access to the 1997 Annual Report on Form 10-K of Signal Corp ("Signal Corp" or the "Company"). Therefore, only material changes in financial condition and results of operations are discussed in Management's Discussion and Analysis. The interim consolidated financial statements include the accounts of Signal Corp and its subsidiaries. All significant intercompany transactions have been eliminated.

      The interim Consolidated Financial Statements reflect the Company's June 29, 1998 merger with First Shenango Bancorp, Inc. The merger was completed with the exchange of approximately 3,087,000 common shares of Signal Corp for all 2,161,000 of the outstanding shares of First Shenango. The merger has been treated as a pooling of interests and accordingly all prior period data has been restated to reflect the consolidation of First Shenango. Pursuant to the transaction the Company has recorded $9.2 million ($6.3 million after-tax) in nonrecurring merger related charges.

      In the opinion of management, the Consolidated Financial Statements contain all adjustments (consisting only of normal recurring adjustments except as discussed above) necessary to present fairly the financial condition of Signal Corp as of June 30, 1998 and December 31, 1997, the results of its operations for the three and six months ended June 30, 1998 and 1997, and its cash flows for the six months ended June 30, 1998 and 1997. The results of operations for the interim period reported herein are not necessarily indicative of results of operations to be expected for the entire year. Certain financial statement reclassifications have been made for 1997 to conform to classifications used in 1998.

(2)  EARNINGS PER SHARE

     Earnings per share is calculated by dividing net income available to common shareholders for the period by the weighted average number of shares of common stock outstanding during the period. The conversion of convertible preferred stock and the exercise of stock options are not included in the calculation of diluted earnings per share for the three and six months ended June 30, 1998 as the result would be anti-dilutive.

      A reconciliation of basic earnings per share to diluted earnings per share is as follows:

                                               THREE MONTHS ENDED JUNE 30
                                               --------------------------
                                        1998                               1997
                                        ----                               ----
                        ------------------------------------------------------------ ----------
(000'S)                                          PER SHARE                           PER SHARE
except per share data      Income      Shares      Amount     Income      Shares       Amount
BASIC EPS
Net income
(loss)available to
common shareholders         $(2,745)       11,340   $(0.24)      $4,500        8,739      $0.51

EFFECT OF DILUTIVE
   SECURITIES

Stock options                                                                    126       0.08

Convertible Preferred
   Stock                                                            402        2,811      $0.10
                        ------------------------------------------------------------ ----------

DILUTED EPS
Net income(loss)
available to
   common shareholders
   plus assumed
   conversions              $(2,745)       11,340   $(0.24)      $4,902       11,676      $0.42
                        ------------------------------------------------------------ ----------



                                               SIX MONTHS ENDED JUNE 30
                                               ------------------------
                                        1998                               1997
                                        ----                               ----
                        ------------------------------------------------------------ ----------
(000'S)                                          PER SHARE                           PER SHARE
EXCEPT PER SHARE DATA      INCOME      SHARES      AMOUNT     INCOME      SHARES       AMOUNT
                           ------      ------      ------     ------      ------       ------
BASIC EPS
NET INCOME AVAILABLE TO       $2,028       11,339     $0.18      $8,796        8,709      $1.01
    COMMON SHAREHOLDERS
EFFECT OF DILUTIVE
   SECURITIES

STOCK OPTIONS                                                                    129       0.01

CONVERTIBLE PREFERRED
   STOCK                                                            809        2,833       0.18
                        -----------------------------------------------------------------------

DILUTED EPS
NET INCOME AVAILABLE TO
   COMMON SHAREHOLDERS
   PLUS ASSUMED
   CONVERSIONS                $2,028       11,339     $0.18      $9,605       11,671      $0.82


(3)   DIVIDENDS ON COMMON AND PREFERRED STOCK

      On April 23, 1998, the Company's Board of Directors declared a five-for-four stock split, effecting a 25% stock dividend on May 22, 1998 to shareholders of record as of May 4, 1998. All prior period per share data has been restated to reflect this dividend.

      On July 22, 1998 the Company's Board declared a cash dividend of $0.11 per common share. The cash dividend will be paid on August 21, 1998 to shareholders of record at August 3, 1998. The Board of Directors also declared a cash dividend of $0.40625 per share on the 6 1/2% Cumulative Convertible Preferred Stock, Series B. The dividend will be paid on September 1, 1998 to shareholders of record at August 10, 1998.

(4)   RECENTLY ISSUED ACCOUNTING STANDARDS

      The Company has adopted SFAS No. 130 "Reporting Comprehensive Income." The Statement requires additional reporting of items that affect comprehensive income but not net income. Items relevant to the Company include unrealized gains and losses on securities. Comprehensive income (loss) was as follows ($000's):

                                                   THREE MONTHS ENDED        SIX MONTHS ENDED
                                                        JUNE 30                  JUNE 30
                                                  --------------------------------------------
                                                         1998        1997       1998      1997
                                                  ----------- --------------------------------
Net income (loss)                                    $(2,571)      $4,902     $2,377    $9,605
Unrealized gain (loss) on securities available
     for sale, net of tax                                  69       1,647      (307)       413

                                                  ----------- --------------------------------
Comprehensive income (loss)                          $(2,502)      $6,549     $2,070   $10,018
                                                  =========== ================================

      SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" was issued in June, 1997 and is effective for fiscal years beginning after December 15, 1997. The provisions of this statement do not apply to interim periods in the year of adoption. The statement requires financial disclosure and descriptive information about reportable operating segments and will result in additional financial statement disclosures.

      In June, 1998 SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", was issued. The statement establishes accounting and reporting standards for derivative instruments and for hedging activities. Items relevant to the Company include interest rate swap agreements, and certain hedges related to manufactured housing loans, both of which are periodically utilized by the Company. Management has not as yet fully analyzed the impact of this statement on the Company's Consolidated Financial Statements. The statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999 with earlier adoption encouraged.


(5)   LOANS HELD FOR SALE

      Loans held for sale amounted to $53.3 million of residential mortgage loans as of June 30, 1998 compared to $90.4 million at December 31, 1997 consisting of $40.4 million of residential mortgage loans and $50 million of manufactured housing loans.


(6)   ACQUISITION

      On June 29, 1998, the Company completed its acquisition of First Shenango Bancorp, Inc. ("First Shenango") by exchanging approximately 3,087,000 common shares of Signal Corp for all 2,161,000 of the outstanding shares of First Shenango. The merger has been treated as a pooling of interests. All prior period data has been restated. Pursuant to the transaction the Company has incurred $9.2 million ($6.3 million after-tax) in nonrecurring merger related costs. The costs are primarily for 1) transactions costs of $1.8 million ($1.5 million after-tax) for financial advisory services, and legal and accounting fees, 2) estimated operational costs of $5.6 million ($3.6 million after-tax) to integrate First Shenango into Signal including systems conversions, product conversions/introductions and the elimination of certain duplicated operations, and 3) an additional provision for credit risk of $1.8 million ($1.2 million after-tax).

(7)   DEFINITIVE MERGER AGREEMENT

      On August 10, 1998, the Company entered into a merger agreement with FirstMerit Corporation (Nasdaq:FMER). Under the terms of the agreement the Company will merge with and into FirstMerit. Shareholders will receive 1.32 shares of FirstMerit's common stock in exchange for each share of Signal Corp's common stock and one share of FirstMerit 6 1/2% Cumulative Convertible Preferred Stock, Series B, for each share of Signal 6 1/2% Cumulative Convertible Preferred Stock, Series B. Based on FirstMerit's August 10, 1998 closing price of $28.19 the transaction is valued at approximately $470 million. FirstMerit is a bank holding company with approximately $6.2 billion in assets. The transaction, which is expected to be accounted for as a pooling of interests, is subject to regulatory and shareholder approval and other customary conditions of closing, and is expected to be completed in the first quarter of 1999.

(8)   SIGNAL TRUST

      In February 1998, the Company formed Signal Capital Trust One ("Signal Trust"),a Delaware business trust. Signal Trust was formed for the purpose of
(I) issuing and selling $50 million of its 8.67% Capital Securities, Series A (the "Capital Securities"), referred to in the Consolidated Balance Sheet as "company obligated mandatorily redeemable preferred securities", and common securities (the "Common Securities"), (ii) investing the proceeds thereof in the 8.67% Junior Subordinated Deferrable Interest Debentures, Series A, issued by the Company (the "Signal Corp Debentures") and (iii) engaging in certain other limited activities. The Capital Securities were issued and sold to investors in a private placement exempt from the Securities Act of 1933 on February 10, 1998. The Company filed a registration statement with the Securities and Exchange Commission for these securities on May 13, 1998.

(9)   MANUFACTURED HOUSING

      The Company, through its subsidiary Mobile Consultants, Inc. (MCi) sells certain manufactured housing finance contracts (MHF contracts) to various financial institutions while retaining collection and recovery aspects of servicing.

      The Company's subsidiary, Signal Bank, N.A., purchases MHF contracts from MCi, a portion of which are periodically packaged in asset-backed securitization (ABS pools) and sold to investors. Sales and securitization totaled $50 million and $100 million both in the three months and six months ended June 30, 1998 and June 30, 1997, respectively. It is anticipated that there will be no additional sales and securitizations in 1998. The aggregate amount of ABS pools serviced by the Company totaled $272.8 million at June 30, 1998 and $186.2 million at December 31, 1997.

      At the time of sale the Company records an asset, "retained interest in securitized assets" which represents the discounted cash flows to be received by the Company for 1) servicing income from ABS pools, 2) principal and interest payments on MHF contracts contributed to the ABS pools as a credit enhancement, referred to as overcollateralization, and 3) excess interest spread. These cash flows are projected and discounted over the expected life of the ABS pools using assumptions for credit risk, estimated prepayments and interest rates. The cash flows are subject to volatility that could materially affect operating results. Prepayments resulting from increased competition, obligor mobility, general and regional economic conditions and prevailing interest rates, as well as actual losses incurred, may vary from the performance the Company projects. In aggregate, actual cash flow from the Company's six ABS pools has not varied significantly from expected cash flows. At June 30, 1998 management has determined that there is no permanent impairment that would require adjustment to the carrying value of the retained interest in securitized assets. Management continues to review the cash flow and actual performance of the ABS pools on a quarterly basis.

      The Company classifies the retained interest in securitized assets in two components on the Company's Consolidated Balance Sheet, 1) securities held for sale and 2) excess servicing included in the balance sheet as other assets. Total retained interest in securitized assets and excess servicing were $45.2 million and $27.0 million at June 30, 1998 and December 31, 1997, respectively.

      The components of manufactured housing income were as follows:

                                                      THREE MONTHS ENDED     SIX MONTHS ENDED
                                                           JUNE 30               JUNE 30
                                                     ----------------------------------------
($000'S)                                               1998          1997      1998    1997
                                                     ----------------------------------------
Gain on sale of ABS pools                            $1,112         $1,577   $2,650  $3,902
Manufactured housing brokerage fees                     788          1,497    1,202   2,236
Servicing income on brokered MHF contracts              333          1,200    1,333   2,400
Servicing income on ABS pools                           231             48      373     101
                                                     ----------------------------------------
     TOTAL MANUFACTURED HOUSING INCOME               $2,464         $4,322   $5,558  $8,639
                                                     ========================================

(10) MORTGAGE BANKING INCOME

     The Company has sold certain residential mortgage loans to various investors while retaining servicing rights. Loans serviced for others totaled $563 million at June 30, 1998 and $521 million at December 31, 1997 and are not included in the accompanying Consolidated Financial Statements.

      The components of mortgage banking income for the three months ended June 30 were as follows:


                                                        THREE MONTHS ENDED    SIX MONTHS ENDED
                                                            JUNE 30                JUNE 30
                                                       ---------------------------------------
($000'S)                                                      1998      1997      1998    1997
                                                       ---------------------------------------
Gain on sale of mortgage loans                              $1,134      $373    $2,627    $765
Mortgage servicing fees, net of amortization                   206       160       569     323
                                                       ---------------------------------------
     TOTAL MORTGAGE BANKING INCOME                          $1,340      $533    $3,196  $1,088
                                                       =======================================